Exhibit 99.1

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Science For A Better Life

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Acquisition of Schering
Divestiture of H.C. Starck and Wolff Walsrode

Werner Wenning
Arthur Higgins

March 24 2006

Disclaimer

This is neither an offer to purchase nor a solicitation of an offer to sell shares or American depositary shares of Schering AG. The terms and conditions of the offer will be published in the offer document only after the permission of the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht, BaFin) has been obtained. At the time of publication of the offer document and commencement of the tender offer, Dritte BV GmbH will file a tender offer statement with the U.S. Securities Exchange Commission (SEC) with respect to the takeover offer. Investors and holders of shares and American depositary shares of Schering AG are strongly advised to read the tender offer statement and other relevant documents regarding the takeover offer filed by Dritte BV GmbH with the SEC when they become available because they will contain important information. Investors and holders of shares and American depositary shares of Schering AG will be able to receive these documents when they become available free of charge at the SEC’s web site (http://www.sec.gov), or at the web site http://www.bayer.de.

This is not an offer of Bayer AG’s securities for sale in the United States. No such securities have been registered under the U.S. Securities Act of 1933, as amended, and no such securities may be offered or sold in the United States absent registration or an exemption from registration. Any public offering of securities to be made in the United States must be made by means of a prospectus that contains detailed information about the issuer, its management and its financial statements.

Bayer AG intends to apply for exemptive relief from the provisions of Rule 14e-5 under the U.S. Securities Exchange Act of 1934, as amended, permitting it (or Dritte BV GmbH or certain of its other affiliates or financial institutions on its behalf) to make purchases of shares of Schering AG outside of the takeover offer from and after the first public announcement of the offer until the end of the offer period, subject to certain conditions. Accordingly, to the extent permissible under applicable securities laws and in accordance with normal German market practice, Bayer AG, Dritte BV GmbH or its nominees or its brokers (acting as agents) may from time to time make certain purchases of, or arrangements to purchase, shares of Schering AG outside the United States, other than pursuant to the offer, before or during the period in which the offer is open for acceptance. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases will be disclosed as required by applicable securities laws.

This announcement contains forward-looking statements based on current assumptions and forecasts made by Bayer Group management. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results, financial situation, development or performance of the company and the estimates given here. These factors include those discussed in the annual and interim reports of Bayer AG to the Frankfurt Stock Exchange and in our reports filed with the SEC. Bayer AG and Dritte BV GmbH do not assume any liability whatsoever to update these forward-looking statements or to conform them to future events or developments.

Agenda

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•                  Transaction Highlights and Strategic Rationale

•                  What Makes Schering Attractive

•                  How the Combined Pharma Business Will Look

•                  Impact on Bayer

•                  Financing Considerations

•                  Timeline and Summary

Acquisition of Schering

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•                  Accelerates Bayer’s successful HealthCare strategy

•                  Combination creates a leader in specialty care

•                  Strong growth with lower risk from a diversified portfolio

•                  €700m of synergies; creating value for shareholders

•                  Complementary product portfolios and similar cultures

•                  Improved financial outlook

•                  Full support of Schering

[GRAPHIC]

•                  Transaction Highlights and Strategic Rationale

Driving Lifescience Focus

Total Sales 2005: €27.4bn

[CHART]

Pro-forma Sales 2005: €31.4bn

[CHART]

Transaction Highlights

•                  Bayer is making an all-cash proposal to acquire 100% of Schering for approx. €16.3bn

•                  Purchase price of €86 per Schering share

•                  39% premium to Schering’s unaffected share price of €62

•                  12% premium to Merck offer of €77 per share

•                  Proposal values Schering at €16.3bn equity value, 2.7 times sales, approx. 11.5 times EBITDA (I)

•                  Synergies of approx. €700m p.a. at costs of approx. €1bn over two years

•                  Acquisition expected to enhance EPS in 2007 before one-time charges and transaction related amortization

•                  Two years of EPS dilution on a reported basis as the benefits of the combination are realized

•                  Cash flows expected to exceed cost of capital by 2009

•                  Financed by a combination of debt, equity and disposal proceeds

•                  Proposal subject to 75 percent acceptance threshold and necessary regulatory approvals

(I) Based on 2006 Consensus estimates

Significant Synergy Potential

•                  Combined pro-forma pharmaceutical sales of €9.4bn together with extensive geographic and organizational overlap yields significant synergy potential

In € million		Year 1	Year 2	Year 3

Synergies	% of Total	250	450	700
• Procurement /Manufacturing	15 - 20%
• Marketing& Sales	15 - 20%
• R&D: approx.	30 - 35%
• General & Admin.: approx.	30 - 35%
One-time costs		(500)	(500)	—
Net synergies		(250)	(50)	700

Enhanced Business Platform

•                  Leading positions in key therapeutic categories including gynecology, hematology, multiple sclerosis - growing presence in oncology

•                  Strong position in high margin biological products

•                  Leverages strong existing sales and commercial platforms

•                  Will accelerate penetration of Nexavar and exploitation of oncology pipeline

•                  Opportunities to maximize returns from R&D investment through more effective deployment of resources

•                  Strong sales growth with double-digit Pharma EBITDA progression

Bayer Will Successfully Integrate Schering

•                  Bayer has a strong track record of successfully managing large scale transactions and integrations

€7bn ACS acquisition	Market share gains during integration phase

Spin-off of €6bn chemical activities into Lanxess	Accomplished in record-time following announcement

Alliance with Schering-Plough	Smooth transition of entire US primary care business (1,800 people)

€2.4bn Roche OTC acquisition	Ahead of schedule, integration costs below budget, more savings

•                  A senior team will be drawn for both businesses to oversee the integration

•                  Bayer plans to base it’s pharma headquarters in Berlin

•                  Enlarged pharma business to be called “Bayer Schering Pharmaceuticals”

•                  Builds on strong heritage, culture and brand strength of both businesses

Strong Strategic Fit

Transaction is in line with Bayer’s strategy of strengthening its HealthCare business focusing on specialty pharma and consumer care

•                  Further builds on Bayer’s success in specialty care

•                  Increases the proportion of Pharma sales in specialty care from 25% to 70%

•                  Complements Bayer’s existing business

•                  Improves balance of overall Pharma portfolio

•                  Increases size and importance of the HealthCare subgroup

•                  Enhances R&D efficiency

•                  Creates value for shareholders

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•                  What Makes Schering Attractive

A Global Leader in its Specialty Markets

Schering 2005 Sales:  €5,308m

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Key Characteristics

•                  Broad based specialty pharma business

•                  Global marketing and sales presence

•                  World leader in in the hormonal contraceptive market

•                  Global #1 in contrast media and application systems for diagnostic imaging

•                  Established player in Specialized Therapeutics with focus on multiple sclerosis treatment

•                  Leading position in hematological oncology

Source: Schering Annual Report 2005 and Schering website

Top 10 Products growing at 12%

				% of total
Sales in € million	Business Area	2005	% yoy	sales

Betaferon/Betaseron	Specialized Therapeutics	867	+11	16
Yasmin	Gynecology & Andrology	586	+36	11
Magnevist	Contrast Media	328	+8	6
Ultravist	Contrast Media	248	+5	5
Mirena	Gynecology & Andrology	243	+22	5
Iopamiron	Contrast Media	242	+1	5
Diane	Gynecology & Andrology	172	-8	3
Microgynon	Gynecology & Andrology	133	+4	3
Meliane	Gynecology & Andrology	124	+3	2
Fludara	Oncology	105	+2	2
Total		3,048	+12	57

Source: Schering Annual Report 2005 and Schering website

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•                  How the Combined Pharma Business Will Look

Accelerates Focus towards Specialty Care

Pro-forma Pharma Portfolio*

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Key Characteristics

•                  Focus areas can grow faster due to increased flexibility in resource allocation

•                  Bayer will concentrate on three key areas: Oncology, Cardiology / Hematology and Gynecology

•                  Balanced portfolio of growth and cash generating businesses

•                  The combined portfolio is already 70 % specialty care

* 2005 Pro-forma revenues excluding Plasma sales of €296m

Creates a Leader in Specialty Pharma

Specialty Franchises

1.	Roche/Genentech	$13bn
2.	Johnson&Johnson	$12bn
3.	Amgen	$10bn
4.	Pfizer	$8bn
5.	Novartis	$8bn
6.	Sanofi-Aventis	$8bn
7.	Bayer-Schering	$8bn
8.	GlaxoSmithKline	$8bn
9.	AstraZeneca	$5bn
10.	Wyeth	$5bn

Bayer-Schering: hematology,
multiple sclerosis, oncology,
gynecology, contrast media

Source: WoodMackenzie, 2004 Corporate Franchise Analysis

Advantages of Specialty Approach

•                  Less about scale, more about innovation

•                  Products addressing high unmet medical need

•                  Focused marketing, less promotion intensive

•                  Limited sales force and marketing requirements

•                  Products have better cost / clinical benefit characteristics

•                  More profitable and easier to defend business segment

Strong Position in High-Margin Biologicals

Protein Drugs

1.	Amgen	$13bn
2.	Roche/Genentech	$7bn
3.	Johnson&Johnson	$6bn
4.	Novo Nordisk	$4bn
5.	Eli Lilly	$3bn
6.	Serono	$2bn
7.	Bayer-Schering	$2bn
8.	Sanofi-Aventis	$2bn
9.	Biogen-Idec	$1bn
10.	Schering-Plough	$1bn

Bayer-Schering: Kogenate, Betaseron,
Trasylol, Campath, Leukine

Source: IMS 2005

What Makes Biologicals So Special?

•                  Biological products less prone to generic competition

•                  Manufacturing expertise key to success

•                  Higher margin products with longer life cycles

Combined Growth Drivers

Sales in € million	Business Area	2005	% yoy
Betaferon/Betaseron	Specialized Therapeutics	867	+11
Kogenate	Cardiology / Hematology	663	+ 18
Yasmin	Gynecology & Andrology	586	+ 36
Avalox/Avelox	Antiinfectives	364	+ 15
Magnevist	Contrast Media	328	+ 8
Levitra	Gynecology & Andrology	260	+ 35
Mirena	Gynecology & Andrology	243	+22
Trayslol	Cardiology / Hematology	230	+35
Aspirin Cardio	Cardiology / Hematology	177	+20

Bayer	Schering

Pipeline Highlights

New compounds	Projects	Status
Nexavar	RenalCellCarcinoma	12/05 US Launch
	Melanoma	Phase III
	Hepatocellular Carcinoma	Phase III
	Non Small Cell LungCancer	Phase III
Factor XaInhibitor	VTE prevention	Phase III
	VTE treatment	Phase II
	Stroke preventionin A’fib	Phase II
Alfimeprase	Peripheral arterial occlusion	Phase III
	Catheter occlusion	Phase III
YAZ	Oral contraceptive	03/06 FDA approval
Campath	Multiple sclerosis	Phase II
Leukine	Crohn’s disease	Phase III

Bayer	Schering

[GRAPHIC]

•                  Impact on Bayer

Bayer Positioned to Accelerate its Strategy

2002	Major Milestones Achieved	2005

[GRAPHIC]	• Fast, flexible and market-oriented new holding organization	[GRAPHIC]
• More than €2.2bn in savings and efficiency improvements

Sales	• Reduction of net debt by almost €10bn	Sales
€29.6bn	• A world-leading agrochemical business	€27.4bn

Underlying EBIT	• A world-leading OTC business	Underlying EBIT
€0.8bn	• A focused, growing Pharma business	€3.3bn

CFRoI	• A promising, late-stage Pharma pipeline	CFRoI
8.0%	• Exit of mature, low-growth chemicals businesses inseveral steps	12.4%

A Decade of Increasing Focus for Growth

1996 Sales €24.9bn			2005 Sales €31.4bn*

Major examples since 1996

HealthCare	- Generics	+	Schering	HealthCare
	- Household insecticides	+	Roche OTC
	- Plasma	+	Chiron Diagnostics
		+	Visible Genetics
CropProtection	- Antitrust requirements	+	Pritor

Polymers

H.C. Starck	- To be divested	+	Aventis	CropScience
Wolff Walsrode	- To be divested	+	Flint
		+	Seed treatmentactivities
Lanxess	- spun-off
		+	Lyondell Polyols	MaterialScience
EC Erdölchemie	- divested
Haarmann & Reimer	- divested

Agfa	- divested

Real estate	- divested

Headcount 142,200				Headcount 114,000*

* Pro-forma combined business of Bayer and Schering

A Leader in its Markets

Pro-forma sales 2005: €31.4bn

[CHART]

Pharmaceuticals	# 7 in Specialty

A world-class specialty pharma business

Consumer Care(OTC)	# 2/3

Creatinga world-leadingbusiness

Animal Health / Diagnostics	# 4

World-class business

CropScience	# 1/2

The market leader in agrochemicals

MaterialScience	# 1/2

A genuine world-market leader

Improved Financial Outlook

Transaction allows Bayer to upwardly revise its financial targets

•                  25% EBITDA* margin in HealthCare compared to 23% previously

•                  Achievement now targeted by 2009

•                  Acceleration of the achievement of 22% Group EBITDA* margin target

•                  Possible future long-term target upgrade

* EBITDA pre exceptionals

Transaction Financing

•                  Purchase price to be financed by €3bn of existing cash resources and a new credit line provided by Credit Suisse and Citigroup

•                  Acquisition financing to be prudently refinanced through a combination of equity, term debt, hybrid instruments and the proceeds from the sale of non-core assets

•                  Equity component to be up to €4bn

•                  H.C. Starck and Wolff Walsrode planned to be sold

•                  Bayer confident it will retain a solid investment-grade rating

•                  Maintaining long-term strategic single ‘A’ rating target

Anticipated Timeline

	Filing of public	Publication
Announcement	offer with BaFin	of offer	Closing

March 2006	April 2006		June 2006

Roadshows

Acquisition of Schering

[GRAPHIC]

•                  Strategically compelling

•                  Creates leader in specialty care

•                  Further strengthens Bayer Group

•                  Delivers significant value for shareholders

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Science For A Better Life